UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

OMB APPROVAL

OMB Number:	3235-0060
Expires:	April 30, 2009
Estimated average burden hours per response..............28.0

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2009
WOODBRIDGE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 2, 2009, Woodbridge Holdings Corporation (“Woodbridge”) entered into a definitive agreement with BFC Financial Corporation (“BFC”) which provides for Woodbridge to become a wholly-owned subsidiary of BFC. Under the terms of the merger agreement, which has been approved by a special committee of Woodbridge’s independent directors as well as the boards of directors of both Woodbridge and BFC, holders of Woodbridge’s Class A Common Stock (other than BFC) will receive 3.47 shares of BFC’s Class A Common Stock for each share of Woodbridge’s Class A Common Stock they hold at the effective time of the merger. BFC currently owns approximately 22% of Woodbridge’s Class A Common Stock and all of Woodbridge’s Class B Common Stock, representing approximately 59% of the total voting power of Woodbridge. The shares of Woodbridge’s common stock held by BFC will be canceled in the merger.
     The merger agreement contains certain customary representations, warranties and covenants on the part of Woodbridge and BFC. The merger agreement also provides for all seven of the directors of Woodbridge who are not also directors of BFC as well as Seth Wise, President of Woodbridge, and Jarett Levan, President of BankAtlantic Bancorp, Inc. and Chief Executive Officer and President of BankAtlantic, to be appointed to BFC’s board of directors in connection with the merger. The current executive officers of BFC are anticipated to continue to serve as the executive officers of BFC following the merger and, in accordance with the terms and conditions of the merger agreement, Mr. Wise is expected to be appointed Executive Vice President of BFC.
     The consummation of the merger is subject to a number of customary closing conditions, including the approval of both Woodbridge’s and BFC’s shareholders. The companies currently expect to consummate the merger prior to the end of 2009.
     The foregoing description is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached hereto as Exhibit 2.1and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On July 6, 2009, Woodbridge and BFC issued a joint press release announcing their entry into the merger agreement. A copy of the joint press release is furnished as Exhibit 99.1 hereto. The information contained in the joint press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Additional Information and Where to Find it
     Woodbridge and BFC intend to file and furnish to their respective shareholders a joint proxy statement/prospectus concerning the merger. Shareholders of Woodbridge and BFC are advised to read the joint proxy statement/prospectus when it is finalized and distributed because it will contain important information. Shareholders of Woodbridge and BFC will be able to obtain a copy of the joint proxy statement/prospectus and other relevant documents filed with the SEC free-of-charge from the SEC’s web site at www.sec.gov or by directing a request by mail to Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by calling 954-940-4900.

Participants in the Solicitation
     Woodbridge, BFC and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation as well as additional information concerning Woodbridge’s and BFC’s directors and executive officers will be set forth in the joint proxy statement/prospectus relating to the merger. Information concerning Woodbridge’s and BFC’s directors and executive officers is also set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
     Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on various assumptions and involve substantial risks and uncertainties. These risks and uncertainties include, without limitation, the risks relating to the structure and potential benefits of the merger and the risk that the merger may not be consummated in accordance with the contemplated terms and conditions or in the anticipated timeframe, or at all. Woodbridge and BFC caution that the foregoing risks and uncertainties are not exclusive and refer their shareholders to the other risks and uncertainties detailed in reports filed by Woodbridge and BFC with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 2, 2009, by and among BFC Financial Corporation, WDG Merger Sub, LLC and Woodbridge Holdings Corporation

99.1	Joint Press Release, dated July 6, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODBRIDGE HOLDINGS CORPORATION

Date: July 8, 2009

By:	/s/ Seth M. Wise
Seth M. Wise,
President

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2009, by and among BFC Financial Corporation, WDG Merger Sub, LLC and Woodbridge Holdings Corporation

99.1	Joint Press Release, dated July 6, 2009